UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2012

RANGER GOLD CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53817	74-3206736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2533 N. Carson St., Suite 5018
Carson City, Nevada
(Address of Principal Executive Offices)

89706
(Zip Code)

(775) 546-2010
(Registrant’s Telephone Number, Including Area Code)
_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

On February 20, 2012, Ranger Gold Corp. (the “Company”) gave notice of termination to MinQuest, Inc. (“MinQuest”) pursuant to the terms of the CX Property Agreement (the “Agreement”) dated November 27, 2009.  The Agreement, which was filed as an exhibit to the Company's Form 8-K filed on November 30, 2009, had granted the Company the right to acquire 100% of the mining interests of a Nevada mineral exploration property known as the CX Property controlled by MinQuest, a natural resource exploration company.  The Company has completed a drill program on the CX Property and based on the results of the program determined that the CX Property no longer fits with its business parameters.

As a result of such termination, the CX Property has been returned to MinQuest and the Company is responsible to pay all claim fees, payments and expenses in order to maintain the property in good standing until February 2013. It is estimated that such fees and expenses will not exceed an aggregate of approximately $15,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Gold Corp.
(Registrant)

By: /s/ Gurpartap Singh Basrai
Name: Gurpartap Singh Basrai, Title: President, Chief Executive Officer, Treasurer, Secretary and Director

Date:  February 23, 2012